SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 10, 1999

                             SOLA INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            94-3189941
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                         2420 SAND HILL ROAD, SUITE 200
                              MENLO PARK, CA 94025

    ------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 324-6868


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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    (a) (i) Effective November 10, 1999, the Company has chosen not to extend the engagement of Ernst & Young LLP as the Company's independent accountants.

        (ii) The reports of Ernst & Young LLP on the Company's consolidated financial statements for the fiscal years ended March 31, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        (iii) The decision to change independent accountants was approved by the Board of Directors.

        (iv) During the Company's two most recent fiscal years and through the date of this report, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report

        (v) The Company has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated November 10, 1999 is filed as Exhibit 16 to this Form 8-K.

    (b) (i) The Company engaged PricewaterhouseCoopers LLP as its new independent accountant effective November 10, 1999.

                  During the Company's fiscal years ended March 31, 1999 and 1998 and through the date of engagement of PricewaterhouseCoopers LLP, the Company has not consulted with PricewaterhouseCoopers LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Item 304 (a) (2) of Regulation S-K).

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

    Exhibit 16 Letter from Ernst & Young LLP to the Securities and Exchange Commission included herein pursuant to the requirements of
                  Item 304 (a) (3) of Regulation S-K.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SOLA INTERNATIONAL INC.

                             BY:        /s/ Steven M. Neil
                                      -----------------------
                                      Name:     Steven M. Neil.

                                      Title:    Executive Vice President and
                                                Chief Financial Officer

                                      November 10, 1999